Exhibit 4.2

GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP NO. 744573 AN6                                                                                                        $

No. R-01

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

2.875% Senior Note due 2024

GLOBAL NOTE

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, a New Jersey corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $                 on June 15, 2024 (the "Stated Maturity Date"), unless redeemed in accordance with the provisions of this Global Note, and to pay interest on the outstanding principal amount of this Global Note from June 5, 2019 semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2019 (each, an "Interest Payment Date") at 2.875% per annum until the principal hereof is paid or duly provided for. Interest payable on each Interest Payment Date will include interest accrued from and including June 5, 2019 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date. Interest will be computed based on a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided below, be paid to the person (the "Holder") in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the applicable Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Global Note, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Payments of principal, premium, if any, and interest with respect to this Global Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of the principal of and any premium on this Global Note on the Stated Maturity Date or date of earlier redemption will be made in immediately available funds against presentation of this Global Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payments of interest on an Interest Payment Date will be made, at the option of the Company, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Global Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

Any payment of principal, premium or interest required to be made with respect to this Global Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest shall be payable on the next succeeding Business Day as a result of such delayed payment.

General. This Global Note is one of the duly authorized series of securities of the Company (the "Securities"), issued or to be issued under the Indenture, dated as of November 1, 1998 (together with all amendments and supplements thereto, the "Indenture"), between the Company and U.S. Bank National Association, as successor trustee (the "Trustee"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered and transferred. This Global Note is one of the duly authorized series of Securities designated as the “2.875% Senior Notes due 2024” (collectively, the “Notes”). The Notes will be limited to $750,000,000 aggregate principal amount, except as permitted in the Indenture, and will be subject, without the consent of the Holders of any series of Securities under the Indenture, to the issuance of additional Notes in the future having the same terms, other than the date of original issuance and the date on which interest begins to accrue, so as to form one series with the Notes. All terms used in this Global Note, which are not defined herein shall have the meanings given to them in the Indenture.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As used in this Global Note and the Indenture, the term “Event of Default” wherever used with respect to the Notes means any one of the events described under Article Five, Section 501 of the Indenture or the following event:

an event of default shall have occurred and be continuing with respect to indebtedness for borrowed money of the Company in excess of $75,000,000 and such event of default shall have been accelerated, and such acceleration shall not be rescinded or annulled within ten days after written notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; provided, however, that if such event of default with respect to such other indebtedness shall be remedied or cured by the Company, or waived by the holders of such other indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Notes; and provided, further, that, subject to the provisions of Section 601 of the Indenture, the Trustee shall not be charged with knowledge of any such event of default or any remedy, cure or waiver thereof or any such acceleration unless written notice thereof shall have been given to the Trustee by the Company, by a holder or an agent of such other indebtedness or by the Trustee then acting under this Indenture with respect to such other series of Securities or under any other indenture or instrument, as the case may be, under which such event of default shall have occurred, or by the Holders of at least twenty-five percent in aggregate principal amount of the Notes at the time Outstanding;

in each case whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Sinking Fund. This Global Note will not be entitled to the benefit of, or be subject to, any sinking fund.

Optional Redemption. This Global Note (or portion hereof) will be redeemable at the option of the Company, in whole or in part at any time prior to May 15, 2024, on at least 10 days but not more than 60 days prior written notice mailed to the Holder hereof, at a price (the "Make-Whole Redemption Price") equal to the greater of (i) 100% of the principal amount of this Global Note (or portion hereof) to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on this Global Note (or portion hereof) to be redeemed that would be due if this Global Note matured on May 15, 2024, exclusive of accrued interest to the date of redemption (each, a “Make-Whole Redemption Date”), discounted to such Make-Whole Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in either case, any accrued and unpaid interest thereon to, but excluding, such Make-Whole Redemption Date.

This Global Note (or a portion thereof) will be redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 2024, on at least 10 days but not more than 60 days prior written notice mailed to the Holder hereof, at a price (the “Par Redemption Price”) equal to 100% of the principal amount of this Global Note (or portion hereof) to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the date of redemption (each, a “Par Redemption Date”).

If money sufficient to pay the Make-Whole Redemption Price of this Global Note (or portion hereof) to be redeemed on a Make-Whole Redemption Date is deposited with the Trustee or a Paying Agent on or before such Make-Whole Redemption Date and certain other conditions are satisfied, then on and after such Make-Whole Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

If money sufficient to pay the Par Redemption Price of this Global Note (or portion hereof) to be redeemed on a Par Redemption Date is deposited with the Trustee or a Paying Agent on or before such Par Redemption Date and certain other conditions are satisfied, then on and after such Par Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

For purposes of the foregoing, the following definitions apply:

"Comparable Treasury Issue" means, with respect to any Make-Whole Redemption Date for this Global Note (or portion hereof) to be redeemed, the United States Treasury security selected by the Independent Investment Banker (as defined below) as having the maturity comparable to the remaining term of this Global Note (or portion hereof) to be redeemed (assuming that this Global Note matured on May 15, 2024) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Global Note (or portion hereof) to be redeemed.

"Comparable Treasury Price" means, with respect to any Make-Whole Redemption Date for this Global Note (or portion hereof) to be redeemed, (a) the average of three Reference Treasury Dealer Quotations (as defined below) for the Make-Whole Redemption Date for this Global Note (or portion hereof) to be redeemed, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or, (b) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company after consultation with the Trustee.

"Reference Treasury Dealer" means each of Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., and their respective affiliates or successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Make-Whole Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Make-Whole Redemption Date.

"Treasury Rate" means, with respect to any Make-Whole Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Make-Whole Redemption Date. The Treasury Rate will be calculated by the Company on the third Business Day preceding the Make-Whole Redemption Date. The Trustee shall not be responsible for any such calculation.

Reports. So long as this Global Note remains Outstanding, the Company will file with the Trustee, within 30 days of filing them with the Securities and Exchange Commission (the "SEC"), copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). If the Company is not subject to the requirements of Section 13 or Section 15(d) of the Exchange Act and this Global Note remains Outstanding, the Company must nevertheless file with the SEC (if permitted) and the Trustee, on the date upon which the Company would have been required to file with the SEC, current, quarterly and annual financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation, upon which the Trustee may conclusively rely), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such current, quarterly and annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided that the Company will not be required to register under the Exchange Act by virtue of this provision, if not otherwise required to do so.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Global Note and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest with respect to this Global Note at the times, place and rate, and in the coin or currency herein prescribed.

Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Global Note, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Global Note.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange of this Global Note. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Global Note is registrable in the Security Register upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Global Notes of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Global Notes are exchangeable for a like aggregate principal amount of Global Notes of different authorized denominations, as requested by the Holders surrendering the same.

This Global Note is a “Security in global form” within the meaning of the Indenture. If The Depository Trust Company is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for this Global Note. In addition, the Company may at any time determine not to have Notes represented by one or more Securities in global form and, in such event, will issue Notes in certificated form in exchange in whole for this Global Note. In any such instance, an owner of a beneficial interest in this Global Note will receive Notes in certificated form equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Global Note as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Governing Law. This Global Note shall be governed by and construed in accordance with the law of the State of New Jersey.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

PUBLIC SERVICE ENTERPRISE GROUP
INCORPORATED

Dated: June 5, 2019

By:
Vice President and Treasurer

Attest:
Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated: June 5, 2019

By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee's soc. sec. or tax I.D. No.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ___________________	Signed:	______________________________________

______________________________________
(Sign exactly as your name appears on the
other side of this Security)

Signature Guarantee: __________________________________________________________

Dated: ___________________	Signed:	______________________________________

______________________________________
(Sign exactly as your name appears on the
other side of this Security)

Signature Guarantee: __________________________________________________________